UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
March 6, 2014
Steadfast Income REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54674	27-0351641
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant's telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On March 5, 2014 (the “Closing Date”), Steadfast Income REIT, Inc. (the “Company”), through SIR Sycamore Terrace, LLC (“SIR Sycamore Terrace”), an indirect, wholly-owned subsidiary of the Company, acquired from a third party seller a fee simple interest in a 72-unit multifamily residential community located in Terre Haute, Indiana, commonly known as Watermark at Sycamore Terrace Phase II (the “Property”). SIR Sycamore Terrace acquired the Property for an aggregate purchase price of $6,674,157, excluding closing costs. SIR Sycamore Terrace funded the payment of the purchase price for the Property with proceeds from the Company’s continuous public offering, which terminated on December 20, 2013.
On September 20, 2012, the Company acquired 178 apartment homes, commonly known as Sycamore Terrace Apartments, immediately adjacent to the Property (“Phase I”). On the Closing Date, the Property, together with Phase I, will be commonly referred to as Sycamore Terrace Apartments.
On March 6, 2014, the Company distributed a press release announcing the completion of the acquisition of the Property. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
Exhibit    Description

99.1	Press release, dated March 6, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.

Date:	March 6, 2014	By:	/s/ Kevin J. Keating
Kevin J. Keating
Treasurer

EXHIBIT INDEX

Exhibits    Description

99.1	Press release, dated March 6, 2014